UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Goldman Sachs Private Credit Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GOLDMAN SACHS PRIVATE CREDIT CORP.

200 West Street

New York, New York 10282

IMPORTANT NOTICE AND UPDATE REGARDING

2024 ANNUAL MEETING OF STOCKHOLDERS

December 18, 2024

Dear Stockholder,

Earlier today, Goldman Sachs Private Credit Corp. (the “Company”) reconvened and adjourned its 2024 Annual Meeting of Stockholders (the “Meeting”), without any business being conducted other than the adjournment.

The Meeting was adjourned because a quorum was not present. The Meeting will be reconvened on January 28, 2025 at 12:00 p.m. (Eastern Time) and held virtually by means of a live webcast. The live webcast of the Meeting will be accessible at www.virtualshareholdermeeting.com/GSPVC2024, as described in the definitive proxy statement on Schedule 14A of the Company, dated April 2, 2024, as supplemented by the proxy statement supplement thereto, dated April 29, 2024 (collectively, the “Proxy Statement”). By accessing the live webcast of the Meeting, you will be able to attend the Meeting online, as well as vote your shares and submit questions. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Proxy Statement.

Only stockholders of record as of the close of business on April 1, 2024 are entitled to receive notice of, and to vote at, the Meeting and at any postponements or adjournments thereof. This Notice does not change the proposals to be acted upon at the Meeting, which are described in the Proxy Statement.

Please note that any proxy card that you requested or that the Company delivered has not changed and may still be used to vote your shares in connection with the Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares by using one of the methods described in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JANUARY 28, 2025

This Notice, the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available online at www.proxyvote.com (please have the control number found on your Notice ready when you visit this website).

Goldman Sachs Private Credit Corp.

/s/ Caroline Kraus
Name: Caroline Kraus
Title: Secretary